Exhibit 10.10

INVESTOR RELATIONS SERVICES AGREEMENT

This AGREEMENT (the “Agreement”) made and entered into the 23rd day of May, 2008, by Midwest Stock Consulting LLC. and along with any corporation, partnership, proprietorship, joint venture, division, subsidiary, employee, consultant, agent, associate, assignees, family member, or any other third party under their direct or indirect control (hereinafter referred to as “Consultants“) and Aultra Gold Inc. Involved (hereinafter referred to as the “Company”).

RECITALS

WHEREAS, the Consultant is an independent contractor engaged in the business of investor relations services;

WHEREAS, the Company desires to increase investor awareness for its clients of its common stock;

For and in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

ARTICLE 1.  SERVICES PROVIDED

1.0	The Company hereby agrees to engage Consultants, and Consultants hereby agree to provide the following investor relations services:

 (a) Profiles Aultra Gold Inc. on Consultants’ website;
(b) Daily contact with market participants via optin e-mail, instant messages, conference calls, and posts to investor forums with use of disclaimers
(c) Customers and Shareholders having access to my phone number and email addresses.
(d) Use of Midwest Stock Consulting LLC. in PR's under contact us section is approved.

ARTICLE 2.  TERM OF ENGAGEMENT

2.0	This Agreement is to be in effect for the period from 23rd day of May, 2008 up to and including 23rd day of July, 2008, and is to be applied to any subsequent renewals or extensions.

ARTICLE 3.  PAYMENT FOR SERVICES

As payment for Consultants’ services, 100,000 restricted shares bearing the following restrictive SEC 144legend “THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE UNITED STATES STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, OR (B) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES (CONCURRED IN BY LEGAL COUNSEL FOR THIS CORPORATION) STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.”
3.0
(a)           Payment Instructions
Stock payment shall be sent in the form of a stock certificate, according to the following instructions:

Midwest Stock Consulting LLC
416 Ridgeway Drive
Brillion, WI 54110

ARTICLE 4. NONDISCLOSURE AND NON-CIRCUMVENTION

4.0
Except as may be required by law, or in the course of the Company’s normal business, the  Company shall not disclose the contents and provisions of this Agreement to any individual or entity without Consultants’ prior written consent.  Company shall instruct its officers, directors, employees, agents, and affiliates of this obligation. If the Company shall provide any information to Consultants for background or other purposes which it shall identify as confidential or non-public information, Consultants shall not disclose such information to any party, except as may be required by law pursuant to a written opinion of competent counsel, during the term of this Agreement and for a period of one year thereafter.  Consultants shall inform its employees, agents, officers, directors, and affiliates of this obligation.

4.1
The Parties to this Agreement further agree that no effort shall be made to circumvent this Agreement or the terms thereof in an effort to gain fees, commissions, remuneration, or considerations to the benefit of one Party to this Agreement or to exclude the other Party to this Agreement of such a benefit.

4.2
It is understood that this Agreement is a reciprocal and mutual one between the Parties concerning their privileged information and contacts.  The Parties further promise, warrant and covenant that they will act in good faith towards each other and in the performance of this Agreement or otherwise.

ARTICLE 5.  DISPUTE RESOLUTION AND OTHER REMEDIES

5.0
Any controversy, claim or dispute arising out of the provisions of this Agreement, or the breach thereof, shall be resolved by arbitration to take place in accordance with the rules of the American Arbitration Association, with any proceedings or hearings to take place in Green Bay, WI 54301 unless another location is mutually agreed upon; and any judgment upon the award rendered by arbitration may be entered in any Court of competent jurisdiction.  Such award shall also include, but shall not be limited to, any and all court or arbitration costs, attorney fees and any other costs or charges reasonably necessary to adjudicate the controversy, in addition to any and all damages deemed fair by the Arbitrator(s). Nothing contained herein shall deprive any Party of his or her right to obtain injunctive or other equitable relief.

ARTICLE 6. MISCELLANEOUS

6.0
Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing, and shall be deemed to have been duly given  when delivered personally or sent by registered or certified mail, return receipt request, postage prepaid to the parties hereto at their addresses indicated hereinafter. Either party may change his or its address for the purpose of this paragraph by written notice similarly given.

6.1
Entire Agreement. This Agreement represents the entire agreement between the Parties in relation to its subject matter and supersedes and voids all prior agreements between such Parties relation to such subject matter.

6.2	Amendment of Agreement. This Agreement may be altered or amended, in whole or in part, only in writing signed by both Parties.
6.3
Waiver. No waiver of any breach or condition of its Agreement shall be deemed to be a waiver of any other subsequent breach or condition, whether or a like or different nature, unless such shall be signed by the person making such waivers and/or which so provides by its terms.

6.4
Captions. The captions appearing in this Agreement are inserted as matter of convenience and for reference and in no way affect this Agreement, define, limit or describe its scope or any of is provisions.

6.5	Situs. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, without reference to the conflict of laws provisions thereof.
6.6
Benefits; Assignment.  This Agreement shall inure to the benefit of and be binding upon the Parties hereto, their successors and permitted assigns.  This Agreement may not be assigned by either Party without the written consent of the other Party.

6.7	Counterparts. This Agreement may be executed in counterpart and by fax transmission, each counterpart being deemed an original.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written

Aultra Gold Inc.
Authorized person  x___________________  Title_______________  Date________
I hereby certify that I agree to the terms of the consulting agreement above and am authorized to enter into this consulting agreement.

Midwest Stock Consulting LLC
Authorized person  x___________________  Title_______________  Date________
I hereby certify that I agree to the terms of the consulting agreement above and am authorized to enter into this consulting agreement.

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